UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): ____December 28, 2006_______

Florida Public Utilities Company

(Exact Name of Registrant as Specified in Charter)

_______Florida______ (State or Other Jurisdiction of Incorporation)	__001-10608__ (Commission File Number)	_59-0539080_ (I.R.S. Employer Identification No.)

401 South Dixie Highway, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 832-0872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 28, 2006, Florida Public Utilities Company (the “Company”) entered into an exclusive agreement with Gulf Power Company for the purchase of electric power supply for the Company’s Northwest division.  This ten-year agreement provides for electric power supply for the Northwest division beginning January 1, 2008, and is subject to approval of the Florida Public Service Commission to allow the Company to recover from its customers the payments required to be made to Gulf Power under the agreement.  Fuel prices will increase over existing electric power supply costs, and are expected to be closer to market prices in the State of Florida.

The Company intends to file the agreement as an exhibit to its Form 10-K for the year ending December 31, 2006.  The Company intends to request confidential treatment for certain portions of this agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLORIDA PUBLIC UTILITIES COMPANY
Date: January 4, 2007	By:___/s/ George M. Bachman________________ Name: George M. Bachman Title: Chief Financial Officer